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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is made and entered into as of August 1, 2003 (the "Effective Date") by and between CytRx Corporation, a Delaware corporation ("Employer"), and C. Kirk Peacock, an individual and resident of the State of California ("Employee").

         WHEREAS, Employer desires to engage Employee, initially as a consultant and, subsequently, as an employee, and Employee is willing to be so engaged by Employer, on the terms set forth in this Agreement.

         NOW, THEREFORE, upon the above premises, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows.

         1. Engagement. Effective as of the Effective Date, Employer hereby engages Employee as follows and Employee hereby accepts such engagement:

              1.1. Consulting Services. From the Effective Date through August 15, 2003, Employer shall engage Employee as a consultant to provide financial advisory and consulting services relating to Employer's business on the terms set forth herein.

              1.2. Employment. Commencing August 16, 2003, Employer shall employ Employee as Employer's Chief Financial Officer on the terms set forth herein.

         2. Duties; Place of Employment. Employee shall perform such duties as are assigned to him from time to time by Employer's Chief Executive Officer or Board of Directors in a professional business-like manner and to the best of his ability. Such duties shall include, without limitation, the duties described on
Schedule 1 to this Agreement. Employee understands and agrees that his duties, title and authority may be changed from time to time in the discretion of Employer's Chief Executive Officer or Board of Directors. Employee's services hereunder shall be rendered at Employer's principal executive offices in Los Angeles, California, or its environs; provided, however, that Employee shall be entitled to render such services from his home in Santa Barbara, California, until he relocates his residence to Los Angeles County or September 1, 2003, whichever occurs first. Except for travel when and as required in the performance of Employee's duties hereunder, Employer shall have no right to require Employee to serve the Company at any office or location other than as set forth above.

         3. Time and Efforts. Employee shall devote all of his business time, efforts, attention and energies to Employer's business and the discharge his duties hereunder.

         4. Term. The term (the "Term") of Employee's employment hereunder shall commence on the Effective Date and shall expire on the first anniversary thereof, unless sooner terminated in accordance with Section 6. Neither Employer nor Employee shall have any obligation to extend or renew this Agreement. In the event that Employer elects in its discretion not to extend or renew this Agreement, (a) Employer shall continue to pay Employee his salary as provided in
Section 5.1 during the period commencing on August 1, 2004 and ending on the earlier of (1) January 31, 2005 or (2) the date of Employee's re-employment in a comparable position with another company or business, and (b) Employee shall be entitled during such period to continued participation, at Employer's cost and expense, in any Employer-sponsored group benefit plans in which Employee is participating immediately prior to the expiration of the Term.


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         5.  Compensation.  As the total  consideration for Employee's  services rendered hereunder, Employer shall pay or provide Employee the following compensation and benefits:

              5.1. Salary. Employer shall pay Employee an annual salary of One Hundred Sixty-Five Thousand Dollars ($165,000), in 24 equal semi-monthly installments on the 15th day and the last day of each calendar month during the Term, with the first such installment due on August 15, 2003.

              5.2. Bonus Compensation. Employer shall pay Employee a bonus of $24,750 on August 1, 2004, provided that Employee remains in the continuous employ of Employer through such date.

              5.3. Stock Options. Employer shall grant Employee as of the Effective Date a nonqualified stock option (the "Option") to purchase 210,000 shares of Employer's common stock, which, subject to Section 6.2, shall vest and become exercisable as to 70,000 of the shares covered thereby on each of the first, second and third annual anniversaries of the Effective Date, provided, in each case, that Employee remains in the continuous employ of Employer through such date. The exercise price of the Option shall be equal to the closing price of Employer's common stock on the Effective Date as reported by Nasdaq. The Option shall have a term of ten years and such other terms as shall be determined by Employer's Board of Directors (or the Compensation Committee of the Board of Directors) in its sole discretion and set forth in the stock option agreement evidencing the Option.

              5.4. Expense Reimbursement. Employer shall reimburse Employee for reasonable and necessary business expenses incurred by Employee in connection with the performance of Employee's duties in accordance with Employer's usual practices and policies in effect from time to time.

              5.5. Vacation. Employee shall be entitled to two (2) weeks vacation each year during the Term, without loss of salary or bonus hereunder, plus sick leave and personal days, all as determined in accordance with Employer's usual practices and policies in effect from time to time.

              5.6. Insurance Benefits. Employee shall be eligible to participate in any medical insurance and other benefits made available by Employer to all of its employees under its group plans in effect during the Term. Employee acknowledges and agrees that, although Employer plans to obtain employee group medical insurance and other benefits, no such plans are currently in effect, and that any such plans put into effect may be modified or terminated by Employer at any time in its discretion.

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              5.7. Tax Withholding. Employer shall have the right to deduct from the compensation and benefits due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation or benefits of Employee.

         6. Expiration and Termination. This Agreement may be terminated as set forth in this Section 6.

              6.1. Termination by Employer for Cause. Employer may terminate Employee's employment hereunder for "Cause" upon notice to Employee. "Cause" for this purpose shall mean any of the following:

              (a) Employee's breach of any material term of this Agreement; provided that the first occasion of any particular breach shall not constitute such Cause unless Employee shall have previously received written notice from Employer stating the nature of such breach and affording Employee at least ten days to correct such breach;

              (b) Employee's conviction of, or plea of guilty or nolo contendere to, any misdemeanor, felony or other crime of moral turpitude;

              (c) Employee's act of fraud or dishonesty injurious to Employer or its reputation;

              (d) Employee's continual failure or refusal to perform his material duties as required under this Agreement after written notice from Employer stating the nature of such failure or refusal and affording Employee at least ten days to correct the same;

              (e)   Employee's   act  or  omission   that,  in  the   reasonable
determination of Employer's Board of Directors, indicates alcohol or drug abuse by Employee; or

              (f) Employee's act or personal conduct that, in the judgment of Employer's Board of Directors, gives rise to a material risk of liability of Employee or Employer under federal or applicable state law for discrimination, or sexual or other forms of harassment, or other similar liabilities to subordinate employees.

         Upon termination of Employee's employment by Employer for Cause, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled only to payment, not later than three days after the date of termination, of any accrued but unpaid salary and unused vacation as provided in Sections 5.1 and 5.5 as of the date of such termination.


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              6.2.  Termination  by Employer  without  Cause.  Employer may also terminate Employee's employment without Cause upon notice to Employee. Upon termination of Employee's employment by Employer without Cause, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled to
(a) payment of (1) any accrued but unpaid salary and unused vacation as provided in Sections 5.1 and 5.5 as of the date of such termination, which shall be due and payable upon the effective date of such termination, and (2) an amount, which shall be due and payable within ten days following the effective date of such termination, equal to the salary that would otherwise be payable as provided in Section 5.1 for the period (the "Severance Period") commencing on the date of termination of Employee's employment and ending on the six-month anniversary of such date, and (b) continued participation, at Employer's cost and expense, during the Severance Period in any Employer-sponsored group benefit plans in which Employee was participating as of the date of termination. Notwithstanding anything to the contrary set forth in Section 5.3, in the event Employee's employment is terminated by Employer without Cause, the Option shall thereupon vest and become immediately exercisable as to 35,000 shares covered thereby in addition to such number of shares, if any, as to which the Option is then vested in accordance with its terms.

              6.3. Death or Disability. Employee's employment will terminate automatically in the event of Employee's death or upon notice from Employer in event of his permanent disability. Employee's "permanent disability" shall mean his inability to fully perform his duties hereunder for any period of at least 75 consecutive days or for a total of 90 days, whether or not consecutive. Upon termination of Employee's employment as aforesaid, all compensation and benefits to Employee hereunder shall cease and Employer shall pay to the Employee's heirs or personal representatives, not later than ten days after the date of termination, any accrued but unpaid salary and unused vacation as provided in Sections 5.1 and 5.5 as of the date of such termination.

         7. Confidentiality. While this Agreement is in effect and for a period of five years thereafter, Employee shall hold and keep secret and confidential all "trade secrets" (within the meaning of applicable law) and other confidential or proprietary information of Employer and shall use such information only in the course of performing Employee's duties hereunder; provided, however, that with respect to trade secrets, Employee shall hold and keep secret and confidential such trade secrets for so long as they remain trade secrets under applicable law. Employee shall maintain in trust all such trade secret or other confidential or proprietary information, as Employer's property, including, but not limited to, all documents concerning Employer's business, including Employee's work papers, telephone directories, customer information and notes, and any and all copies thereof in Employee's possession or under Employee's control. Upon the expiration or earlier termination of Employee's employment with Employer, or upon request by Employer, Employee shall deliver to Employer all such documents belonging to Employer, including any and all copies in Employee's possession or under Employee's control.

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         8. Equitable Remedies;  Injunctive Relief. Employee hereby acknowledges and agrees that monetary damages are inadequate to fully compensate Employer for the damages that would result from a breach or threatened breach of Section 7 of this Agreement and, accordingly, that Employer shall be entitled to equitable
remedies,  including,  without  limitation,   specific  performance,   temporary
restraining orders, and preliminary injunctions and permanent injunctions, to enforce such Section without the necessity of proving actual damages in connection therewith. This provision shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal or equitable rights or defenses.

         9. Indemnification; Insurance. Employer and Employee acknowledge that, as the Chief Financial Officer of the Employer, Employee shall be a corporate officer of Employer and, as such, Employee shall be entitled to indemnification to the full extent provided by Employer to its officers, directors and agents under the Employer's Certificate or Articles of Incorporation and Bylaws as in effect as of the date of this Agreement. Subject to his insurability thereunder, effective the Effective Date, Employer shall add Employee as an additional insured under its current policy of directors and officers liability insurance and shall continue to insure Employee thereunder, or under any replacement policies in effect from time to time, during the Term.

         10. Severable Provisions. The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         11. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns and Employee and his heirs and representatives; provided, however, that neither party may assign this Agreement without the prior written consent of the other party.

         12. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior or contemporaneous agreements, written or oral, between Employee and Employer relating to the subject matter hereof. Any such prior or contemporaneous agreements are hereby terminated and of no further effect, and Employee, by the execution hereof, agrees that any compensation provided for under any such agreements is specifically superseded and replaced by the provisions of this Agreement.

         13. Amendment. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer (other than Employee). The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.


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         14.  Governing  Law.  This  Agreement  is and  shall  be  governed  and construed in accordance with the laws of the State of California without giving effect to California's choice-of-law rules.

         15. Notice. All notices and other communications under this Agreement shall be in writing and mailed, telecopied or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                  If to Employer:
                  CytRx Corporation
                  11726 San Vicente Boulevard, Suite 650
                  Los Angeles, California  90049
                  Facsimile:     (310) 826-5529
                  Attention:     Chief Executive Officer

                  If to Employee:

                  C. Kirk Peacock
                  2027 State Street
                  Santa Barbara, California  93105
                  Facsimile:     (805) ___-____

         16. Arbitration. The parties agree if any controversy or claim shall arise out of this Agreement or the breach hereof (other than claims (a) for equitable relief, including specific performance, injunctive relief or temporary restraining orders or (b) enforcing this Section 15 or an arbitration award granted in accordance herewith), and either party shall request that the matter be settled by arbitration the matter shall be settled exclusively by final and binding arbitration before JAMS (or its successor pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq.) in accordance with the provisions of JAMS' Streamlined Arbitration Rules and Procedures in effect at such time, by a single arbitrator, if the parties shall agree upon one, or by one arbitrator-appointee by each party and a third arbitrator appointed by the other arbitrators. In case of any failure of a party to make an appointment referred to above within two weeks after written notice of controversy, such appointment shall be made by JAMS. All arbitration proceedings shall be held in the City of Los Angeles, and each party agrees to comply in all respects with any award made in such proceeding and to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding. All costs and expenses of arbitration (including costs of preparation therefore and reasonable attorneys' fees incurred in connection therewith) of the party prevailing in such arbitration shall be borne by the losing party to such arbitration or otherwise as directed by the arbitrator or arbitrators.

         17. Survival. Sections 7 through 16 shall survive the expiration or termination of this Agreement.


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         18. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                   "EMPLOYER"

                                   CytRx Corporation,
                                   a Delaware corporation


                                   By: /s/ Steven A. Kriegsman
                                       ---------------------------------
                                   Name:  Steven A. Kriegsman
                                   Title: Chief Executive Officer


                                   "EMPLOYEE"


                                   /s/ C. Kirk Peacock
                                   -------------------------------------
                                   C. Kirk Peacock



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                                   Schedule 1

                              Description of Duties

Responsibility for

      o  Accounting and finance departments

      o  Budgeting

      o  Cash management

      o  Accounts payable and aging

      o  Accounts receivable and aging

      o  Posting of recurring accounting entries

      o  Bank reconciliations

      o  Vendor reconciliations

      o  Monthly closings of company books of account

      o Monthly, quarterly and annual comparisons of actual vs. targeted results of operations

      o  Assisting in preparation of press releases regarding financial matters

      o  Assisting in capital-raising and other financing transactions

      o Assisting in in-licensing, business acquisitions and other corporate transactions

      o  Coding of income and expenditures

      o  Payroll

      o Assisting in establishing and maintaining SEC internal controls and procedures, including financial controls



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